UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 17, 2025

FIRST NORTHERN COMMUNITY BANCORP
(Exact Name of Registrant as Specified in Its Charter)

000-30707
(Commission File Number)

California	68-0450397
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

195 N FIRST STREET
DIXON, California 95620
(Address of principal executive offices, including zip code)

(707) 678-3041
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
FNRN	FNRN

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 17, 2025, the Board of Directors (the “Board”) of First Northern Community Bancorp, a California corporation (the “Company,” “we” or “us”), approved amendments to the Amended and Restated Bylaws of the Company (the “Bylaws”), effective September 17, 2025, that permit the Company to issue uncertificated securities.  Sections 71 and 72 of the Company’s Bylaws were amended in order for the shares of Company stock to be eligible to participate in a Direct Registration System (DRS), which requires that the Company’s stock be permitted to be issued in uncertificated form, and to make certain additional conforming changes.
The following is a summary of the amendments to the Bylaws, which are stated in their entirety in Exhibit 3.1 to this Current Report on Form 8-K.

Designated the existing Section 71 of the Bylaws as subsection (a) of Section 71 of the Bylaws:
“71.           Certificate for Shares; Uncertificated Shares
(a) A certificate or certificates for shares of the capital stock of this Corporation shall be issued to each shareholder when any of these shares are fully paid.  All certificates shall be signed in the name of this Corporation by the Chairman of the Board, or the President or vice president, and by the Chief Financial Officer or the Secretary or an assistant secretary, certifying the number of shares and the class or series of shares owned by the shareholder.  Any or all of the signatures on the certificate may be facsimile.  In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be that officer, transfer agent, or registrar before that certificate is issued, it may be issued by the Corporation with the same effect as if that person were an officer, transfer agent, or registrar at the date of issue.”
Added a new subsection (b) of Section 71 of the Bylaws:
“(b) The Corporation may, in lieu of issuing shares of capital stock in certificated form as provided in Section 71(a) of this Article VIII, in compliance with Section 416(b) of the California Corporations Code, issue shares of capital stock in book entry form, or other means not involving any issuance of certificates, either directly or through the services of a transfer agent and registrar appointed by the Corporation; provided, however, that the registered holder of any shares of capital stock issued in book entry or other uncertificated form shall have the right, upon written request to the Corporation or the Corporation’s designated transfer agent and registrar, to receive a certificate or certificates complying with Section 71(a) of this Article VIII evidencing shares of capital stock that had theretofore been issued to such shareholder in book entry or other uncertificated form.”
Deleted the existing Section 72 of the Bylaws and substituted the following in lieu thereof:
“72.           Lost Certificates.
Except as provided in this section, no new certificates for shares shall be issued to replace an old certificate unless the latter is surrendered to the Corporation and cancelled at the same time.  The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate previously issued by it that is alleged to have been lost, stolen or destroyed, and may require the owner of the lost, stolen or destroyed certificate, or the owner’s legal representative, to make an affidavit stating that the certificate was lost, stolen or destroyed and to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.”

The foregoing description of the Amended Bylaws of the Company, as amended effective September 17, 2025, does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amended and Restated Bylaws of the Company, as amended effective September 17, 2025, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description

3.1 Amended and Restated Bylaws of First Northern Community Bancorp, as amended September 17, 2025

104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 22, 2025

FIRST NORTHERN COMMUNITY BANCORP

By:	/s/ Jeremiah Z. Smith
Jeremiah Z. Smith
President/Chief Executive Officer